INDIVIDUAL FLEXIBLE PREMIUM
VARIABLE ANNUITY CONTRACT

HARTFORD LIFE INSURANCE COMPANY
Hartford, Connecticut 06104-2999
(a stock life insurance company, herein called the Company)

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT
We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of the Contract Value and any Premium Taxes as of the date of cancellation. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

Premium Payments are flexible as described herein.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 9 AND 1O.

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TABLE OF CONTENTS

Page

Contract Specifications    3

Definition of Certain Terms    4

Premium Payment Provisions    6

Contract Control Provisions    7

General Provisions    8

Valuation Provisions    9

Surrender Provisions    11

Distribution at Time of Death Provisions    12

Settlement Provisions    13

Annuity Tables    17

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P542R0.FRM
CONTRACT SPECIFICATIONS

CONTRACT NUMBER    [ SPECIMEN ]    CONTRACT ISSUE DATE    [ FEBRUARY 8, 1997 ]
NAME OF ANNUITANT    [ JAMES SCOTT ]    ANNUITY COMMENCEMENT DATE    [ JANUARY 1, 2027 ]
AGE OF ANNUITANT    [ 35 ]    INITIAL PREMIUM PAYMENT    [ $20,000 ]
SEX OF ANNUITANT    [ MALE ]    MINIMUM SUBSEQUENT PAYMENT    $500
CONTINGENT ANNUITANT    [ PAUL SCOTT ]
DESIGNATED BENEFICIARY    [ ANN SCOTT ]
CONTRACT OWNER    [ JAMES SCOTT ]

DESCRIPTION OF BENEFITS

INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT:    [ HARTFORD LIFE INSURANCE COMPANY
SEPARATE ACCOUNT TWO ]

ANNUAL MAINTENANCE FEE:	$0 IF THE CONTRACT VALUE IS $50,000 OR MORE ON THE CONTRACT ANNIVERSARY.

$30 IF THE CONTRACT VALUE IS LESS THAN $50,000 ON THE CONTRACT ANNIVERSARY.

MORTALITY AND EXPENSE RISK CHARGE:	DURING CONTRACT YEARS 1-7 OR UPON THE ANNUITY COMMENCEMENT DATE IF EARLIER:

1.50% PER ANNUM OF THE DAILY CONTRACT VALUE.

AFTER EITHER THE END OF CONTRACT YEAR 7 OR UPON THE ANNUITY COMMENCEMENT DATE, WHICHEVER OCCURS FIRST:

1.25% PER ANNUM OF THE DAILY CONTRACT VALUE.

ADMINISTRATION CHARGE:	0%

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DEFINITION OF	Accumulation Unit - An accounting unit of measure used to calculate the value

CERTAIN TERMS	of a Sub-Account of this contract before annuity payments begin.

Administrative Office of the Company - Currently located at 200 Hopmeadow St., Simsbury, CT. All correspondence concerning this contract should be sent to our mailing address at, Attn: Individual Annuity Services, P.O. Box 5085, Hartford, CT 06102-5085.

Annual Maintenance Fee - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on the Contract Anniversary or upon full surrender of this contract, if earlier. The Annual Maintenance Fee is shown on Page 3.

Annuitant - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

Annuity - A contract issued by an insurance company that provides, in consideration of premium payments, a series of income payments. Your contract is a deferred Annuity contract in which premium payments accumulate tax deferred until a partial or full surrender is taken or until the Annuity Commencement Date. Annuity payments under Your contract will begin as of the Annuity Commencement Date in accordance with the payment option elected.

Annuity Calculation Date - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

Annuity Commencement Date - The date as of which Annuity payments are to begin as described under Settlement Provisions in this contract.

Annuity Payment Frequency - The frequency with which Annuity payments will be made. The frequencies available are monthly, quarterly, semi-annually, and annually. Once selected, an Annuity Payment Frequency may not be changed.

Annuity Unit - An accounting unit of measure used to calculate the value of annuity payments under a variable Annuity option.

Annuity Unit Factor - A factor that neutralizes the Assumed Investment Return (“AIR”) when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

Assumed Investment Return - The investment return upon which the variable Annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

Beneficiary - The person(s) entitled to receive benefits as per the terms of the contract in case of the death of the Contract Owner or Annuitant, as applicable.

Contingent Annuitant - The person that You may designate who, upon the Annuitant’s death, prior to the Annuity Commencement Date, becomes the Annuitant.

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DEFINITION OF	Contract Anniversary - An anniversary of the Contract Issue Date.
CERTAIN TERMS

(Continued)	Contract Issue Date - The date as of which an Account is established for You by Us. The Contract Issue Date is shown on Page 3.

Contract Owner - The owner(s) of the contract.

Contract Value - The aggregate value of the Sub-Accounts on any Valuation Day.

Contract Year - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

Due Proof of Death - A certified death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to Us.

Funds - The Funds into which Your Contract Value is allocated.

General Account - All assets of the Company other than those allocated to the Separate Accounts of the Company.

Joint Annuitant - Upon annuitization, a person other than the Annuitant on whose continuation of life Annuity payments may be made. The contract will have a Joint Annuitant only if the Annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

Maximum Anniversary Value - A value used in determining the death benefit prior to the Annuity Commencement Date. It is based on a series of calculations, on Contract Anniversaries, of Contract Values, premium payments and partial surrenders.

As of the date We receive notification of Due Proof of Death, We will calculate an anniversary value for each Contract Anniversary prior to the deceased's attained age 81. The anniversary value is equal to the Contract Value as of a Contract Anniversary, increased by the dollar amount of any premium payments made since that anniversary and reduced by the dollar amount of any partial surrenders since that anniversary. The Maximum Anniversary Value is equal to the greatest anniversary value attained from this series of calculations.

Net Asset Value Per Share - The value per share of any Fund on any Valuation Day. This amount will never be less than that required by the Securities and Exchange Commission.

Payee - The person, designated by You, to whom Annuity payments will be made.

Premium Tax - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax on a pro-rata basis from the Sub-Accounts at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered, at the time death benefits are paid or on the Annuity Commencement Date.

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DEFINITION OF	Separate Account - An Account that We established to separate the assets

CERTAIN TERMS	funding the variable benefits for the class of contracts to which this contract

(Continued)
belongs from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

Sub-Account - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

Surrender Value - The Contract Value prior to the Annuity Commencement Date, less any applicable Premium Taxes, and/or Annual Maintenance Fee.

Valuation Day - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

We, Us, Our - The company referred to on the first page of this contract.

You, Your - The Contract Owner.

PREMIUM	Premium Payments

PAYMENT	Premium payments are payable at the Administrative Office of the Company.

PROVISIONS	Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on
Page 3.

Allocation of Premium Payments
You shall specify that portion of any premium payment to be allocated to each Sub-Account, provided, however, that the minimum allocation to any Sub-Account is not less than Our minimum amount then in effect. Any subsequent premium payments will be allocated to Sub-Accounts in accordance with the most recent premium allocation instructions that We received.

Transfers Between Sub-Accounts
You may transfer Contract Values held in the Sub-Accounts into other Sub-Accounts. We reserve the right to limit the number of transfers to no more than 12 per Contract Year with no two transfers being made on consecutive Valuation Days.

The right to make transfers between Sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Contract Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.

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CONTRACT	Annuitant, Contingent Annuitant, Contract Owner

CONTROL	The Annuitant may not be changed.
PROVISIONS
The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. Changes in the designation of the Contract Owner and Contingent Annuitant may be made during the lifetime of the Annuitant by written notice to Us. Changes in the designation of Contingent Annuitant may be made at any time prior to the Annuity Commencement Date by written notice to Us. An exception to this would be, if no Contingent Annuitant has been named and the Contract Owner/Annuitant’s spouse is a Beneficiary, it will be assumed that the Contract Owner/Annuitant’s spouse is the Contingent Annuitant.

Ownership
You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by Us and to agree with Us to any change in or amendment to the contract. Your rights shall be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the Surrender and Partial Surrender and change of ownership. If a Contract Owner dies on or after the Annuity Commencement Date, any surviving joint Contract Owner will be the sole Contract Owner. After the Annuity Commencement Date, if there is no surviving Contract Owner, the Beneficiary will become the Contract Owner.

Beneficiary
The designated Beneficiary will remain in effect until You change it. Changes in the designated Beneficiary may be made during the lifetime of the Annuitant by written notice to the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, however, such designation cannot be changed or revoked without such Beneficiary’s written consent. Upon receipt of such notice and written consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt of such notice. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

If the Contract Owner dies before the Annuity Commencement Date, any surviving joint Contract Owner will become the Beneficiary. If there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary. If no Beneficiary designation is in effect or if the Beneficiary has predeceased the Contract Owner, the Contract Owner’s estate will be the Beneficiary.

If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant will become the Annuitant. If either: (a) there is no Contingent Annuitant, (b) the Contingent Annuitant predeceases the Annuitant, or (c) if any sole Contract Owner dies before the Annuity Commencement Date, the Beneficiary as determined under the Contract Control Provisions, will receive the Death Benefit as determined on the date written notification of Due Proof of Death is received at the Administrative Office of the Company. However, if the Annuitant dies prior to the annuity Commencement Date and the Contract Owner is living, the Contract Owner shall be the Beneficiary. In that case, the rights of the designated Beneficiary shall be voided. If the Contract Owner’s spouse is a Beneficiary and the Annuitant is living, the spouse may elect, in lieu of receiving the Contract Value, to be treated as the Contract owner.

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GENERAL	The Contract

PROVISIONS
This contract and the endorsements or riders, if any, constitute the entire contract. The contract is intended to qualify as an annuity contract for Federal tax purposes. To that end, the provisions of the contract are interpreted and administered to insure and maintain such tax qualification, notwithstanding any other provisions to the contrary.

Modification
No modification of this contract shall be made without the signature of Our President, a Senior Vice President, Executive Vice President, or Assistant Vice President. No modification will affect the amount or term of any Annuity begun prior to the modification unless it is required to conform the contract to any Federal or State statute. No modification will affect the method by which the Contract Value will be determined.

Minimum Value Statement
Any Surrender Values, death benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

Non-Participation
This contract does not share in Our surplus earnings. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct.

Misstatement of Age and Sex
If the age or sex of the Annuitant has been misstated, the amount of the Annuity payable by Us shall be that provided by that portion of the amounts allocated to effect such Annuity on the basis of the corrected information without changing the date of the first payment of such Annuity. Any underpayments by Us shall be made up immediately and any overpayments shall be charged against future amounts becoming payable.

Sex will not be used to determine the amount of the Annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If sex is used to determine the amount of Annuity payable, the Annuity tables at the end of this contract will provide rates of payment for male payees and female payees.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any death benefit payable shall be determined based upon the correct age of the Annuitant or Contract Owner.

Incontestability
We cannot contest this Contract.

Reports to the Contract Owner
Each Contract Owner will be sent copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to Contract Owners. At least annually, a statement of the Contract Value is sent to the Contract Owner.

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GENERAL	Voting Rights

PROVISIONS	We shall notify You of any Fund shareholder’s meetings at which the shares

(Continued)
held for Your Account may be voted and shall also send proxy materials and a form of instruction by means of which You can instruct Us with respect to the voting of the shares held for Your Account. In connection with the voting of Fund shares held by Us, We shall arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Contract Owners having the right to give voting instructions. If You desire to attend any meeting which shares held for Your benefit may be voted, You may request Us to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for Your Account.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund Shares in this proportionate manner which are held by Us for Our own Account. During the Annuity period under a contract the number of votes will decrease as the assets held to fund Annuity benefits decrease.

Substitution
We reserve the right to substitute the shares of any other registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

Change in the Operation of the Separate Account
At Our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission.

Proof of Survival
The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

VALUATION	Net Premium Payments

PROVISIONS
The net premium payment is equal to the premium payment minus Premium Taxes, if applicable. The net premium payment is applied to purchase Sub-Account Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the net premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed within two business days of receipt of a premium payment by Us. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

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VALUATION	Net Investment Factor

PROVISIONS	The net investment factor for each of the Sub-Accounts is equal to:

(Continued)	(a) the Net Asset Value Per Share of the corresponding Fund at the end of the Valuation Day (plus the per share amount of any unpaid dividends or capital gains by that Fund); divided by
(b)    the Net Asset Value Per Share of the corresponding Fund at the beginning of the Valuation Day; and
(c)    subtracting from that amount the mortality and expense risk charge and any applicable administration charge shown on Page 3.

Accumulation Unit Value
The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
(a)    the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by
(b)    the Net Investment Factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:
(a)    the number of Accumulation Units in that Sub-Account by
(b)    the Accumulation Unit value as of that Valuation Day.

Annuity Unit Value
The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying the value of the Annuity Unit for that Sub-Account as of the preceding valuation day by the product of:
(a)    the Net Investment Factor for that Sub-Account for the valuation day for which the Annuity Unit value is being calculated; and
(b)    the Annuity Unit Factor which neutralizes the Assumed Investment Return.

Annual Maintenance Fee
During each year that this contract is in force prior to the Annuity Commencement Date, a fee, if applicable, will be deducted from the contract on the Contract Anniversary or the next Valuation Day. Additionally, in the event of a full surrender, a fee, if applicable, will be deducted. The fee will be charged against the Contract Value by reducing the number of Accumulation Units held as of that date on a pro-rata basis with respect to each active Account.

The number of Accumulation Units deducted from the Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee applicable to that Sub-Account, by the value of an Accumulation Unit for the Sub-Account at the end of the Contract Year, or as of the date of surrender, as applicable.

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SURRENDER	Full Surrender Prior to the Annuity Commencement Date

PROVISIONS
At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:
(a)    any applicable Premium Taxes not previously deducted; and
(b)    the Annual Maintenance Fee as specified on Page 3.

Partial Surrenders Prior to the Annuity Commencement Date
You may request, in writing, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We will terminate the contract and pay the Surrender Value.

Generally, for Federal tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

Surrender After the Annuity Commencement Date
This contract may not be surrendered for its Surrender Value after the commencement of Annuity payments, except with respect to the Sixth and Seventh Options which are described in the Settlement Provisions.

Payment on Surrender - Deferral of Payment
Payment on any request for surrender will be made as soon as possible but, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:
(a)    for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;
(b)    for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and
(c)    for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

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DISTRIBUTION AT	Calculation of the Death Benefit

TIME OF DEATH	If the Contract Owner or Annuitant dies before the Annuity Commencement Date

PROVISIONS	the Death Benefit will be calculated as of the date We receive written notification of Due Proof of Death. The Death Benefit is calculated as the greatest of:
(a)    the Contract Value; or
(b)    the Maximum Anniversary Value as described on Page 5 of this contract; or
(c)    100% of all premium payments made under the Contract, reduced by the dollar amount of any partial surrenders since the Date of Issue.

The calculated Death Benefit amount will be allocated in accordance with the last Sub-Account allocation instructions given by the Contract Owner until complete settlement instructions are received from the beneficiary(s).

During the time period between Our written notification of Due Proof of Death and Our receipt of complete settlement instructions, the calculated Death Benefit amount will be subject to market fluctuations.

Settlement of the Death Benefit
The Death Benefit will be payable as determined by the Contract Control Provisions on page 7 of this contract. The Death Benefit may be taken in one sum or under any of the Settlement Options then being offered by Us.

On receipt of complete instructions from the Beneficiary, the amount to be distributed or applied to a selected Settlement Option will be computed as of the date of receipt. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary’s share of the proceeds and distributed or applied to a selected Settlement Option according to each Beneficiary’s instructions. If the date of receipt of complete instructions falls on a non-Valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be mailed within 7 days of complete instructions, except when the Company is permitted to defer such payment under the Investment Company Act of 1940.

Distribution Requirements
The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us. However, if You die prior to the Annuity Commencement Date, a one sum payment, if elected, will be made within five years of the date of death. Furthermore, any settlement option must provide that any amount payable as a death benefit will commence upon notification of Due Proof of Death and be completed within five years of the date of death.

If You die on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distributions being used as of the date of death.

If You die and the sole Beneficiary is Your spouse and the Annuitant or Contingent Annuitant is living, Your spouse may elect, in lieu of receiving the death benefit, to be treated as the Contract Owner. Only one such spousal election is permitted with respect to any one contract.

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DISTRIBUTION AT	If any portion of Your interest is payable to or for the benefit of a designated

TIME OF DEATH	Beneficiary, and such Beneficiary elects within a period of less than one year

PROVISIONS	after such death to have such portion distributed over a period that does not

(Continued)
extend beyond such Beneficiary’s life or life expectancy and starts within one year after such death, then, for purposes of satisfying the distribution requirements above, such portion shall be treated as distributed entirely on the date such periodic distributions begin.

Notwithstanding any provisions to the contrary, if this contract is owned by a corporation or other non-individual, a death benefit will be paid upon the death of the Annuitant prior to the Annuity Commencement Date. Such benefit will be payable only as one sum or under the same settlement options and in the same manner as if an individual Contract Owner died on the date of the Annuitant’s death.

SETTLEMENT	Annuity Commencement Date

PROVISIONS	The Annuity Commencement Date is shown on Page 3. You may change the date by giving Us 30 days advance notice. Generally, this date will not be deferred beyond:
(a)    the end of the Annuitant’s age 90; or
(b)    the end of the tenth Contract Year, whichever is later.

In the absence of a written election to the contrary, the Annuity Commencement Date will be the Valuation Day immediately following:
(a)    the Annuitant’s 90th birthday; or
(b)    on the tenth Contract Anniversary, whichever is later.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the end of the Annuitant’s age 100.

Election of Annuity Option and Annuity Payment Frequency
You may elect any one of the Annuity options described below (except the seventh option) or any Annuity option then being offered by Us. The Annuity option may not be changed on or after the Annuity Commencement Date.

You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include; monthly, quarterly, semi-annually, and annually. In the event that You do not elect a payment frequency, Annuity payments will be made monthly. The Annuity Payment Frequency may not be changed on or after the Annuity Commencement Date.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code of 1954 as amended. The third and fifth options shall be available only if the guaranteed payment period is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by the Company.

Your election must be in writing in a manner acceptable to Us.

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SETTLEMENT	Annuity Election

PROVISIONS	You may elect a variable Annuity, a fixed dollar Annuity or a combination fixed

(Continued)	and variable Annuity. The election may not change on or after the Annuity Commencement Date.

In the absence of an election by You, the Surrender Values will be used to calculate an Annuity under the Third Option (Life Annuity with 10 Years Period Certain).

Annuity Calculation and Payment Dates
The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date.

The Contract Value (less applicable Premium Taxes) is used to purchase Annuity Units of the Sub-Accounts selected by You as of the Annuity Commencement Date.

If You elect Variable Annuity Payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

If You elect a fixed Annuity payment, the calculation will be based on an interest rate of 3%.

The first Annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

The first Annuity Payment is payable on the Annuity Commencement Date. All Annuity payments after the first payment are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last day of the month.

Exchange “Transfer“ of Annuity Units
After the Annuity Commencement Date, You may exchange “Transfer” Annuity Unit Values held in the Sub-Accounts funding a variable Annuity payment into other Sub-Accounts. No transfers may be made between the Sub-accounts and the account funding a fixed Annuity payment. For limitation and modification guidelines see “Transfers Between Sub-Accounts” on Page 6.

Variable Annuity Payments
A variable Annuity is an Annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Account(s) of the Separate Account (as described in the Valuation Provisions). After the first payment for a variable Annuity has been determined in accordance with the provisions of this contract, a number of Sub-Account Annuity Units is determined by dividing that first payment by the appropriate Sub-Account Annuity Unit value on the effective date of the annuity payments.

NCDSC98-14/15    Page 14    Printed in U.S.A.

P554R3.FRM

SETTLEMENT	Once variable Annuity payments have begun, the number of Annuity Units

PROVISIONS	remains fixed with respect to a particular Sub-Account. If You elect to base

(Continued)
continuing Annuity payments on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election. The method of calculating the unit value is described under Valuation Provisions.

The dollar amount of the second and subsequent variable Annuity payments is not predetermined and may increase or decrease from one payment to the next. The actual amount of each variable Annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit value as described in the Valuation Provisions. The Sub-Account Annuity Unit value will be determined no more than five Valuation Day prior to the date the Annuity payment is due.

The Company guarantees that the dollar amount of variable Annuity payments will not be adversely affected by variations in the expense results and in the actual mortality experience of payees from the mortality assumptions, including any age adjustment, used in determining the first payment.

Fixed Dollar Annuity Payments
A fixed dollar Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period.

Annuity Options
FIRST OPTION - Life Annuity - An Annuity payable during the lifetime of the Annuitant according to the Annuity Payment Frequency selected, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION - Life Annuity With a Cash Refund - An Annuity payable during the lifetime of the Annuitant according to the Annuity Payment Frequency selected. If at the death of the Annuitant, payments made are less than the Contract Value less Premium Tax used to purchase Annuity Units, the remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value less Premium Tax used to purchase Annuity Units minus the sum of all Annuity payments made. This option is only available for variable Annuity payments using the 5% Assumed Investment Return.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An Annuity payable for a fixed number of years according to Annuity Payment Frequency selected and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary for the remainder of the period. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value of variable Annuity payments, we will use the Assumed Investment Return elected by the Contract Owner at the time of electing the Annuity option. The Annuity Unit value on the date of receipt of Due Proof of Death shall be used for the purpose of determining such present value. In the case of fixed dollar Annuities, the interest rate assumed will be the rate that We used to determine the amount of each certain payment.

NCDSC98-14/15    Page 15    Printed in U.S.A.

P555R1.FRM

SETTLEMENT	FOURTH OPTION - Joint and Last Survivor Life Annuity - An Annuity payable

PROVISIONS	according to the Annuity Payment Frequency selected during the joint lifetime of

(Continued)
the Annuitant and the Joint Annuitant, and thereafter during the remaining lifetime of the survivor at a level of 50% or 66-2/3% or 100% of the original level, as selected. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An Annuity payable according to the Annuity Payment Frequency selected during the joint lifetime of the Annuitant and the Joint Annuitant, and thereafter during the remaining lifetime of the survivor at a level of 50% or 66-2/3% or 100% of the original level, as selected. If at the death of the Joint Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary for the remainder of the period. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value of variable Annuity payments, we will use the Assumed Investment Return elected by the Contract Owner at the time of electing the Annuity option. The Annuity Unit value on the date of receipt of Due Proof of Death shall be used for the purpose of determining such present value. In the case of fixed dollar Annuities, the interest rate assumed will be the rate that We used to determine the amount of each certain payment.

SIXTH OPTION - Payment for a Period Certain - An Annuity payable for a fixed number of years according to the Annuity Payment Frequency selected. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary for the remainder of the period. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value of variable Annuity payments, we will use the Assumed Investment Return elected by the Contract Owner at the time of electing the Annuity option. The Annuity Unit value on the date of receipt of Due Proof of Death shall be used for the purpose of determining such present value. In the case of fixed dollar Annuities, the interest rate assumed will be the rate that We used to determine the amount of each certain payment.

If You elect the Payment for a Period Certain option, You may surrender this contract after the Annuity Commencement Date by submitting a written request to Us. The amount available to You is based on the present value of the remaining payments due.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit left with the Company for a period not to exceed five years from the date of the Contract Owner's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with the Company, minus any withdrawals.

NCDSC98-16/17    Page 16    Printed in U.S.A.
P556R1.FRM

SETTLEMENT	Minimum Payment

PROVISIONS	No election of any options or combination of options may be made under this

(Continued)
contract unless the first payment for each affected Account would be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments to be made to any payee from each Account are or become less than the minimum payment amount, We shall have the right to change the frequency of payment to such intervals as will result in a payment at least equal to the minimum. If any amount due would be less than the minimum payment amount per annum, We may make such other settlement as may be equitable to the payee.

ANNUITY TABLES	Description of Tables
The attached tables show the minimum dollar amount of the first monthly payment for each $1,000 applied under the options. Under the First, Second and Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the sex of both Annuitants and their ages at the time the first payment is due.

Sex will not be used to determine the amount of the Annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If sex is used to determine the amount of Annuity payable, the Annuity tables at the end of this contract will provide rates of payment for male payees and female payees.

The variable payment Annuity tables for the First through Fifth Options are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return. The table for the Sixth Option is based on an Assumed Investment Return.

The fixed payment Annuity tables for the First through Fifth Options are based on the 1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and an interest rate of 3%. The table for the Sixth Option is based on an interest rate of 3% per annum.

The Annuity tables for the First through Fifth Options are age dependent. If the first Annuity payment is made before 2000, the amount of that payment will be based on the Annuitant’s then-attained age (i.e., age as of last birthday). For Annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the Annuitant’s then-attained age. The age setback is as follows:

Date of First Payment        Age Setback
2000 - 2009    1 year
2010 - 2019    3 years
2020 - 2029    4 years
2030 - 2039    5 years
2040 or later    6 years

NCDSC98-16/17    Page 17    Printed in U.S.A.
P557R2.FRM
ANNUITY TABLES FOR
VARIABLE AND FIXED PAYMENTS,
BASED ON A 3% ASSUMED INVESTMENT RETURN
Amount of First Monthly Payment For Each $1,000 Applied

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 3% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

	MALE PAYEE				FEMALE PAYEE
	Monthly Payments Guaranteed				Monthly Payments Guaranteed
Age	None	120	180	240	None	120	180	240
35 40 45 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 75 80	$3.35 3.54 3.78 4.08 4.15 4.23 4.30 4.38 4.47 4.56 4.66 4.76 4.87 4.98 5.11 5.24 5.38 5.54 5.70 5.87 6.06 6.25 6.46 6.69 8.05 9.97	$3.35 3.53 3.76 4.05 4.12 4.19 4.26 4.34 4.42 4.50 4.59 4.68 4.78 4.89 5.00 5.11 5.23 5.36 5.50 5.63 5.78 5.93 6.08 6.24 7.10 7.97	$3.34 3.52 3.74 4.01 4.07 4.14 4.20 4.27 4.35 4.42 4.50 4.58 4.67 4.76 4.85 4.94 5.04 5.13 5.23 5.34 5.44 5.54 5.64 5.74 6.21 6.56	$3.33 3.50 3.71 3.95 4.01 4.06 4.12 4.18 4.24 4.30 4.37 4.43 4.50 4.56 4.63 4.69 4.76 4.83 4.89 4.95 5.01 5.07 5.12 5.17 5.36 5.47	$3.18 3.33 3.52 3.76 3.81 3.87 3.93 4.00 4.07 4.14 4.22 4.30 4.38 4.47 4.57 4.67 4.78 4.90 5.03 5.16 5.30 5.45 5.62 5.80 6.92 8.57	$3.18 3.33 3.51 3.75 3.80 3.86 3.92 3.98 4.04 4.11 4.19 4.26 4.35 4.43 4.52 4.62 4.72 4.83 4.94 5.06 5.19 5.32 5.46 5.61 6.46 7.45	$3.18 3.32 3.50 3.73 3.78 3.84 3.89 3.95 4.01 4.08 4.15 4.22 4.29 4.37 4.45 4.54 4.63 4.72 4.82 4.92 5.02 5.13 5.24 5.35 5.91 6.39	$3.17 3.31 3.49 3.70 3.75 3.80 3.85 3.91 3.96 4.02 4.08 4.15 4.21 4.28 4.35 4.42 4.49 4.56 4.63 4.70 4.78 4.85 4.92 4.98 5.26 5.42

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age	Age of Female
of
Male	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$3.04 3.08 3.11 3.13 3.15 3.16 3.17 3.17 3.18 3.18 3.18 3.18	$3.11 3.16 3.21 3.25 3.27 3.29 3.31 3.32 3.32 3.33 3.33 3.33	$3.16 3.24 3.31 3.37 3.41 3.45 3.47 3.49 3.50 3.51 3.51 3.52	$3.21 3.31 3.41 3.50 3.57 3.63 3.67 3.71 3.73 3.74 3.75 3.75	$3.25 3.37 3.50 3.62 3.74 3.84 3.91 3.97 4.01 4.03 4.05 4.05	$3.28 3.42 3.58 3.74 3.90 4.06 4.19 4.29 4.36 4.40 4.43 4.45	$3.30 3.46 3.64 3.84 4.06 4.28 4.48 4.66 4.79 4.88 4.94 4.98	$3.32 3.49 3.69 3.92 4.19 4.48 4.78 5.07 5.31 5.49 5.62 5.70	$3.33 3.51 3.72 3.98 4.29 4.65 5.06 5.49 5.90 6.24 6.50 6.68	$3.34 3.52 3.74 4.02 4.36 4.78 5.29 5.88 6.49 7.08 7.58 7.96	$3.34 3.53 3.76 4.05 4.41 4.87 5.46 6.18 7.02 7.92 8.78 9.52	$3.35 3.53 3.77 4.06 4.43 4.92 5.56 6.39 7.42 8.63 9.92 11.18

NCDSC98SXD3    Page 18    Printed in U.S.A.
P251R0.FRM
ANNUITY TABLES FOR
VARIABLE AND FIXED PAYMENTS,
BASED ON A 3% ASSUMED INVESTMENT RETURN
(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age	Age of Female
of
Male	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$3.04 3.08 3.11 3.13 3.15 3.16 3.17 3.17 3.18 3.18 3.18 3.18	$3.11 3.16 3.21 3.25 3.27 3.29 3.31 3.31 3.32 3.32 3.33 3.33	$3.16 3.24 3.31 3.37 3.41 3.45 3.47 3.49 3.50 3.51 3.51 3.51	$3.21 3.31 3.41 3.50 3.57 3.63 3.67 3.70 3.72 3.73 3.74 3.74	$3.25 3.37 3.50 3.62 3.74 3.83 3.91 3.97 4.00 4.02 4.04 4.04	$3.28 3.42 3.58 3.74 3.90 4.05 4.18 4.28 4.35 4.39 4.41 4.42	$3.30 3.46 3.64 3.84 4.05 4.27 4.48 4.65 4.77 4.86 4.90 4.93	$3.32 3.49 3.69 3.92 4.18 4.47 4.77 5.05 5.27 5.43 5.53 5.58	$3.33 3.51 3.72 3.97 4.28 4.64 5.04 5.45 5.82 6.10 6.30 6.40	$3.34 3.52 3.74 4.01 4.35 4.76 5.24 5.79 6.32 6.79 7.12 7.32	$3.34 3.53 3.75 4.03 4.39 4.83 5.38 6.02 6.71 7.35 7.85 8.16	$3.34 3.53 3.76 4.05 4.40 4.86 5.45 6.16 6.94 7.70 8.33 8.74

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5 6 7 8 9	$17.91 15.14 13.16 11.68 10.53	10 11 12 13 14	$9.61 8.86 8.24 7.71 7.26	15 16 17 18 19	$6.87 6.53 6.23 5.96 5.73	20 21 22 23 24	$5.51 5.32 5.15 4.99 4.84	25 26 27 28 29	$4.71 4.59 4.47 4.37 4.27	30	$4.18

NCDSC98SXD3    Page 19    Printed in U.S.A.
P533R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 5% ASSUMED INVESTMENT RETURN
Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

	MALE PAYEE					FEMALE PAYEE
	Monthly Payments Guaranteed					Monthly Payments Guaranteed
Age	None	120	180	240	Cash Refund	None	120	180	240	Cash Refund

35	$4.63	$4.62	$4.61	$4.60	$4.60	$4.48	$4.48	$4.47	$4.47	$4.46
40	4.80	4.78	4.77	4.74	4.74	4.60	4.60	4.59	4.58	4.58
45	5.02	4.99	4.96	4.91	4.92	4.77	4.75	4.74	4.72	4.72
50	5.30	5.25	5.20	5.13	5.16	4.98	4.96	4.94	4.90	4.91
51	5.36	5.31	5.26	5.18	5.21	5.03	5.01	4.98	4.94	4.95
52	5.43	5.38	5.31	5.23	5.27	5.08	5.06	5.03	4.99	5.00
53	5.51	5.45	5.37	5.28	5.33	5.14	5.11	5.08	5.03	5.05
54	5.58	5.52	5.44	5.33	5.39	5.20	5.17	5.13	5.08	5.10
55	5.67	5.59	5.50	5.38	5.46	5.26	5.23	5.19	5.13	5.16
56	5.75	5.67	5.57	5.44	5.53	5.33	5.29	5.25	5.18	5.21
57	5.85	5.75	5.64	5.49	5.60	5.40	5.36	5.31	5.24	5.27
58	5.95	5.84	5.72	5.55	5.68	5.48	5.43	5.37	5.29	5.34
59	6.05	5.94	5.80	5.61	5.76	5.56	5.51	5.44	5.35	5.41
60	6.17	6.04	5.88	5.67	5.85	5.65	5.59	5.51	5.41	5.48
61	6.29	6.14	5.96	5.73	5.94	5.74	5.67	5.59	5.47	5.55
62	6.42	6.25	6.05	5.78	6.04	5.84	5.76	5.67	5.53	5.63
63	6.56	6.37	6.14	5.84	6.14	5.95	5.86	5.75	5.59	5.72
64	6.71	6.49	6.23	5.90	6.24	6.06	5.96	5.84	5.66	5.81
65	6.87	6.62	6.32	5.96	6.36	6.18	6.07	5.93	5.72	5.91
66	7.05	6.75	6.41	6.01	6.47	6.31	6.18	6.02	5.79	6.01
67	7.23	6.89	6.51	6.06	6.60	6.46	6.30	6.11	5.85	6.12
68	7.43	7.03	6.60	6.11	6.73	6.61	6.43	6.21	5.92	6.23
69	7.65	7.18	6.69	6.16	6.87	6.77	6.57	6.31	5.98	6.35
70	7.87	7.33	6.79	6.21	7.01	6.95	6.71	6.42	6.04	6.48
75	9.25	8.14	7.21	6.38	7.85	8.08	7.53	6.94	6.29	7.25
80	11.20	8.97	7.53	6.47	8.92	9.75	8.47	7.37	6.43	8.27

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age	Age of Female
of
Male	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$4.35 4.38 4.41 4.42 4.44 4.45 4.46 4.47 4.47 4.48 4.48 4.48	$4.40 4.44 4.48 4.51 4.54 4.55 4.57 4.58 4.59 4.59 4.60 4.60	$4.44 4.50 4.56 4.61 4.65 4.68 4.71 4.73 4.74 4.75 4.76 4.76	$4.48 4.56 4.64 4.71 4.78 4.83 4.88 4.91 4.94 4.95 4.96 4.97	$4.52 4.61 4.72 4.82 4.92 5.01 5.09 5.14 5.19 5.21 5.23 5.25	$4.55 4.66 4.79 4.93 5.07 5.21 5.33 5.43 5.51 5.56 5.60 5.62	$4.57 4.70 4.85 5.02 5.21 5.41 5.60 5.78 5.91 6.01 6.08 6.12	$4.59 4.73 4.90 5.10 5.34 5.61 5.89 6.17 6.41 6.60 6.73 6.82	$4.60 4.75 4.94 5.17 5.45 5.78 6.17 6.58 6.98 7.33 7.60 7.79	$4.61 4.77 4.97 5.21 5.53 5.92 6.40 6.97 7.57 8.16 8.66 9.05	$4.62 4.78 4.99 5.25 5.58 6.02 6.58 7.29 8.11 9.00 9.86 10.61	$4.63 4.79 5.00 5.27 5.62 6.08 6.70 7.52 8.53 9.72 11.01 12.27

NCDSC98SXD5    Page 20    Printed in U.S.A.
P252R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 5% ASSUMED INVESTMENT RETURN
(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age	Age of Female
of
Male	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$4.35 4.38 4.41 4.42 4.44 4.45 4.46 4.47 4.47 4.47 4.48 4.48	$4.40 4.44 4.48 4.51 4.53 4.55 4.57 4.58 4.59 4.59 4.60 4.60	$4.44 4.50 4.56 4.61 4.65 4.68 4.71 4.73 4.74 4.75 4.75 4.75	$4.48 4.56 4.64 4.71 4.78 4.83 4.88 4.91 4.93 4.95 4.95 4.96	$4.52 4.61 4.72 4.82 4.92 5.01 5.08 5.14 5.18 5.20 5.22 5.23	$4.55 4.66 4.79 4.93 5.07 5.20 5.33 5.42 5.49 5.54 5.57 5.58	$4.57 4.70 4.85 5.02 5.21 5.41 5.60 5.76 5.89 5.97 6.03 6.05	$4.59 4.73 4.90 5.10 5.33 5.60 5.88 6.14 6.36 6.52 6.62 6.68	$4.60 4.75 4.93 5.16 5.44 5.76 6.14 6.52 6.88 7.16 7.35 7.46	$4.61 4.77 4.96 5.20 5.51 5.89 6.35 6.86 7.37 7.82 8.14 8.34	$4.62 4.78 4.98 5.23 5.55 5.97 6.49 7.10 7.75 8.36 8.83 9.13	$4.62 4.78 4.99 5.24 5.58 6.01 6.57 7.24 7.98 8.70 9.29 9.68

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5 6 7 8 9	$18.74 15.99 14.02 12.56 11.42	10 11 12 13 14	$10.51 9.77 9.16 8.64 8.20	15 16 17 18 19	$7.82 7.49 7.20 6.94 6.71	20 21 22 23 24	$6.51 6.33 6.17 6.02 5.88	25 26 27 28 29	$5.76 5.65 5.54 5.45 5.36	30	$5.28

NCDSC98SXD5    Page 21    Printed in U.S.A.
P534R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 6% ASSUMED INVESTMENT RETURN
Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 6% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

	MALE PAYEE				FEMALE PAYEE
	Monthly Payments Guaranteed				Monthly Payments Guaranteed
Age	None	120	180	240	None	120	180	240
35 40 45 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 75 80	$5.31 5.46 5.67 5.94 6.00 6.07 6.14 6.22 6.30 6.38 6.47 6.57 6.67 6.78 6.90 7.03 7.17 7.32 7.48 7.66 7.84 8.04 8.25 8.48 9.86 11.81	$5.30 5.45 5.64 5.89 5.94 6.00 6.07 6.14 6.21 6.28 6.36 6.45 6.54 6.64 6.74 6.84 6.96 7.07 7.20 7.33 7.46 7.60 7.74 7.89 8.68 9.47	$5.29 5.43 5.60 5.83 5.88 5.93 5.99 6.05 6.11 6.18 6.24 6.32 6.39 6.47 6.55 6.63 6.71 6.80 6.88 6.97 7.06 7.15 7.24 7.33 7.73 8.04	$5.27 5.40 5.56 5.75 5.80 5.84 5.89 5.94 5.99 6.04 6.09 6.14 6.19 6.25 6.30 6.36 6.41 6.47 6.52 6.57 6.62 6.67 6.71 6.75 6.91 7.00	$5.17 5.28 5.43 5.63 5.67 5.72 5.78 5.84 5.90 5.96 6.03 6.10 6.18 6.27 6.36 6.46 6.56 6.67 6.79 6.92 7.06 7.21 7.37 7.54 8.67 10.35	$5.17 5.27 5.42 5.60 5.65 5.70 5.75 5.80 5.86 5.92 5.98 6.05 6.12 6.20 6.28 6.37 6.46 6.56 6.66 6.77 6.89 7.01 7.14 7.28 8.08 8.99	$5.16 5.26 5.40 5.58 5.62 5.66 5.71 5.76 5.81 5.87 5.92 5.98 6.05 6.12 6.19 6.26 6.34 6.42 6.51 6.59 6.69 6.78 6.88 6.97 7.47 7.89	$5.15 5.25 5.38 5.54 5.58 5.62 5.66 5.70 5.75 5.80 5.85 5.90 5.95 6.01 6.06 6.12 6.18 6.24 6.30 6.36 6.42 6.48 6.54 6.59 6.83 6.96

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age	Age of Female
of
Male	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$5.05 5.08 5.10 5.11 5.13 5.14 5.15 5.16 5.16 5.17 5.17 5.17	$5.09 5.13 5.16 5.19 5.21 5.23 5.24 5.26 5.26 5.27 5.27 5.28	$5.13 5.18 5.23 5.27 5.31 5.34 5.36 5.38 5.40 5.41 5.42 5.42	$5.16 5.23 5.30 5.36 5.42 5.48 5.52 5.55 5.58 5.60 5.61 5.61	$5.19 5.28 5.37 5.46 5.55 5.64 5.71 5.77 5.81 5.84 5.86 5.88	$5.22 5.32 5.43 5.56 5.69 5.82 5.94 6.04 6.11 6.17 6.21 6.23	$5.25 5.36 5.49 5.65 5.82 6.01 6.20 6.36 6.50 6.60 6.68 6.72	$5.27 5.39 5.54 5.73 5.95 6.20 6.47 6.74 6.98 7.17 7.31 7.40	$5.28 5.41 5.58 5.80 6.06 6.37 6.75 7.15 7.54 7.89 8.16 8.36	$5.29 5.43 5.61 5.85 6.14 6.52 6.99 7.54 8.13 8.71 9.22 9.62	$5.30 5.45 5.64 5.88 6.20 6.62 7.17 7.86 8.67 9.55 10.41 11.16	$5.30 5.45 5.65 5.91 6.24 6.69 7.30 8.10 9.10 10.28 11.56 12.81

NCDSC98SXD6    Page 22    Printed in U.S.A.
P253R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 6% ASSUMED INVESTMENT RETURN
(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age	Age of Female
of
Male	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$5.05 5.08 5.10 5.11 5.13 5.14 5.15 5.16 5.16 5.17 5.17 5.17	$5.09 5.13 5.16 5.19 5.21 5.23 5.24 5.25 5.26 5.27 5.27 5.27	$5.13 5.18 5.23 5.27 5.31 5.34 5.36 5.38 5.40 5.41 5.41 5.41	$5.16 5.23 5.30 5.36 5.42 5.47 5.52 5.55 5.57 5.59 5.60 5.60	$5.19 5.28 5.37 5.46 5.55 5.63 5.71 5.76 5.80 5.83 5.84 5.85	$5.22 5.32 5.43 5.56 5.69 5.82 5.93 6.03 6.10 6.15 6.17 6.19	$5.25 5.36 5.49 5.65 5.82 6.01 6.19 6.35 6.47 6.56 6.62 6.64	$5.26 5.39 5.54 5.72 5.94 6.19 6.46 6.71 6.93 7.09 7.19 7.25	$5.28 5.41 5.58 5.79 6.04 6.36 6.71 7.08 7.43 7.71 7.90 8.01	$5.29 5.43 5.61 5.83 6.12 6.48 6.92 7.42 7.91 8.35 8.67 8.86	$5.30 5.44 5.62 5.86 6.17 6.56 7.07 7.66 8.29 8.88 9.34 9.63	$5.30 5.44 5.63 5.88 6.19 6.61 7.14 7.79 8.51 9.21 9.78 10.16

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5 6 7 8 9	$19.17 16.42 14.46 13.00 11.87	10 11 12 13 14	$10.97 10.24 9.63 9.12 8.69	15 16 17 18 19	$8.31 7.99 7.71 7.46 7.24	20 21 22 23 24	$7.04 6.86 6.70 6.56 6.43	25 26 27 28 29	$6.32 6.21 6.11 6.02 5.94	30	$5.87

NCDSC98SXD6    Page 23    Printed in U.S.A.
P535R0.FRM
ANNUITY TABLES FOR
VARIABLE AND FIXED PAYMENTS,
BASED ON A 3% ASSUMED INVESTMENT RETURN
Amount of First Monthly Payment For Each $1,000 Applied

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 3% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

	Monthly Payments Guaranteed
Age	None	120	180	240
35	$3.27	$3.26	$3.26	$3.25
40 45 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 75 80	3.44 3.65 3.92 3.98 4.05 4.12 4.19 4.27 4.35 4.44 4.53 4.62 4.73 4.84 4.95 5.08 5.21 5.36 5.51 5.67 5.85 6.03 6.23 7.47 9.25	3.43 3.64 3.90 3.96 4.02 4.09 4.16 4.23 4.31 4.39 4.47 4.56 4.66 4.76 4.87 4.98 5.09 5.22 5.35 5.48 5.63 5.77 5.93 6.79 7.72	3.42 3.62 3.87 3.93 3.99 4.05 4.11 4.18 4.25 4.33 4.40 4.48 4.57 4.65 4.74 4.84 4.93 5.03 5.13 5.24 5.34 5.45 5.55 6.07 6.48	3.41 3.60 3.83 3.88 3.93 3.99 4.05 4.11 4.17 4.23 4.29 4.36 4.43 4.49 4.56 4.63 4.70 4.77 4.83 4.90 4.96 5.03 5.08 5.32 5.45

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of	Age of Second Payee
First
Payee	35	40	45	50	55	60	65	70	75	80	85	90

35	$3.05	$3.10	$3.14	$3.18	$3.21	$3.22	$3.24	$3.25	$3.26	$3.26	$3.26	$3.27
40 45 50 55 60 65 70 75 80 85 90	3.10 3.14 3.18 3.21 3.22 3.24 3.25 3.26 3.26 3.26 3.27	3.17 3.23 3.29 3.33 3.36 3.39 3.41 3.42 3.43 3.43 3.43	3.23 3.32 3.40 3.47 3.52 3.56 3.59 3.62 3.63 3.64 3.64	3.29 3.40 3.51 3.61 3.70 3.77 3.82 3.86 3.88 3.90 3.91	3.33 3.47 3.61 3.76 3.89 4.00 4.09 4.16 4.20 4.23 4.25	3.36 3.52 3.70 3.89 4.08 4.25 4.40 4.52 4.60 4.65 4.69	3.39 3.56 3.77 4.00 4.25 4.51 4.75 4.95 5.10 5.21 5.27	3.41 3.59 3.82 4.09 4.40 4.75 5.11 5.44 5.71 5.92 6.05	3.42 3.62 3.86 4.16 4.52 4.95 5.44 5.94 6.41 6.79 7.06	3.43 3.63 3.88 4.20 4.60 5.10 5.71 6.41 7.13 7.79 8.32	3.43 3.64 3.90 4.23 4.65 5.21 5.92 6.79 7.79 8.83 9.76	3.43 3.64 3.91 4.25 4.69 5.27 6.05 7.06 8.32 9.76 11.22

NCDSC98UST3    Page 18    Printed in U.S.A.
P244R0.FRM
ANNUITY TABLES FOR
VARIABLE AND FIXED PAYMENTS,
BASED ON A 3% ASSUMED INVESTMENT RETURN
(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age of	Age of Second Payee
First
Payee	35	40	45	50	55	60	65	70	75	80	85	90

35	$3.05	$3.10	$3.14	$3.18	$3.21	$3.22	$3.24	$3.25	$3.26	$3.26	$3.26	$3.26
40 45 50 55 60 65 70 75 80 85 90	3.10 3.14 3.18 3.21 3.22 3.24 3.25 3.26 3.26 3.26 3.26	3.17 3.23 3.29 3.33 3.36 3.39 3.40 3.42 3.42 3.43 3.43	3.23 3.32 3.40 3.47 3.52 3.56 3.59 3.61 3.63 3.63 3.64	3.29 3.40 3.51 3.61 3.70 3.77 3.82 3.85 3.88 3.89 3.90	3.33 3.47 3.61 3.76 3.89 4.00 4.09 4.15 4.19 4.21 4.22	3.36 3.52 3.70 3.89 4.08 4.25 4.40 4.51 4.58 4.62 4.65	3.39 3.56 3.77 4.00 4.25 4.50 4.74 4.93 5.06 5.15 5.19	3.40 3.59 3.82 4.09 4.40 4.74 5.08 5.39 5.63 5.79 5.88	3.42 3.61 3.85 4.15 4.51 4.93 5.39 5.85 6.25 6.52 6.68	3.42 3.63 3.88 4.19 4.58 5.06 5.63 6.25 6.82 7.26 7.53	3.43 3.63 3.89 4.21 4.62 5.15 5.79 6.52 7.26 7.87 8.26	3.43 3.64 3.90 4.22 4.65 5.19 5.88 6.68 7.53 8.26 8.76

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5 6 7 8 9	$17.91 15.14 13.16 11.68 10.53	10 11 12 13 14	$9.61 8.86 8.24 7.71 7.26	15 16 17 18 19	$6.87 6.53 6.23 5.96 5.73	20 21 22 23 24	$5.51 5.32 5.15 4.99 4.84	25 26 27 28 29	$4.71 4.59 4.47 4.37 4.27	30	$4.18

NCDSC98UST3    Page 19    Printed in U.S.A.
P536R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 5% ASSUMED INVESTMENT RETURN
Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

	Monthly Payments Guaranteed
Age	None	120	180	240	Cash Refund

35	$4.56	$4.55	$4.54	$4.53	$4.53
40	4.70	4.69	4.68	4.66	4.66
45	4.89	4.87	4.85	4.82	4.82
50	5.14	5.11	5.07	5.02	5.03
51	5.20	5.16	5.12	5.06	5.08
52	5.26	5.22	5.17	5.11	5.13
53	5.32	5.28	5.23	5.16	5.19
54	5.39	5.34	5.29	5.21	5.25
55	5.46	5.41	5.35	5.26	5.31
56	5.54	5.48	5.41	5.31	5.37
57	5.62	5.56	5.48	5.37	5.44
58	5.71	5.64	5.55	5.43	5.51
59	5.81	5.72	5.62	5.48	5.58
60	5.91	5.81	5.70	5.54	5.66
61	6.01	5.91	5.78	5.60	5.75
62	6.13	6.01	5.86	5.66	5.83
63	6.25	6.11	5.95	5.72	5.93
64	6.38	6.23	6.04	5.79	6.03
65	6.52	6.34	6.13	5.85	6.13
66	6.68	6.47	6.22	5.91	6.24
67	6.84	6.60	6.32	5.97	6.35
68	7.01	6.73	6.41	6.02	6.48
69	7.20	6.88	6.51	6.08	6.61
70	7.40	7.02	6.61	6.13	6.74
75	8.65	7.84	7.08	6.34	7.54
80	10.45	8.73	7.46	6.45	8.59

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of	Age of Second Payee
First
Payee	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$4.36 4.40 4.43 4.46 4.48 4.50 4.52 4.53 4.54 4.55 4.55 4.55	$4.40 4.45 4.50 4.54 4.58 4.61 4.64 4.66 4.67 4.68 4.69 4.70	$4.43 4.50 4.57 4.63 4.69 4.74 4.79 4.82 4.84 4.86 4.87 4.88	$4.46 4.54 4.63 4.73 4.81 4.89 4.96 5.02 5.06 5.09 5.11 5.12	$4.48 4.58 4.69 4.81 4.94 5.06 5.17 5.26 5.33 5.38 5.41 5.43	$4.50 4.61 4.74 4.89 5.06 5.23 5.39 5.54 5.66 5.75 5.81 5.85	$4.52 4.64 4.79 4.96 5.17 5.39 5.63 5.86 6.07 6.23 6.34 6.42	$4.53 4.66 4.82 5.02 5.26 5.54 5.86 6.20 6.53 6.81 7.03 7.18	$4.54 4.67 4.84 5.06 5.33 5.66 6.07 6.53 7.02 7.49 7.88 8.17	$4.55 4.68 4.86 5.09 5.38 5.75 6.23 6.81 7.49 8.20 8.87 9.41	$4.55 4.69 4.87 5.11 5.41 5.81 6.34 7.03 7.88 8.87 9.90 10.85	$4.55 4.70 4.88 5.12 5.43 5.85 6.42 7.18 8.17 9.41 10.85 12.30

NCDSC98UST5    Page 20    Printed in U.S.A.
P245R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 5% ASSUMED INVESTMENT RETURN
(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age of	Age of Second Payee
First
Payee	35	40	45	50	55	60	65	70	75	80	85	90
35 40 45 50 55 60 65 70 75 80 85 90	$4.36 4.40 4.43 4.46 4.48 4.50 4.52 4.53 4.54 4.55 4.55 4.55	$4.40 4.45 4.50 4.54 4.58 4.61 4.64 4.66 4.67 4.68 4.69 4.69	$4.43 4.50 4.57 4.63 4.69 4.74 4.78 4.82 4.84 4.86 4.87 4.87	$4.46 4.54 4.63 4.73 4.81 4.89 4.96 5.01 5.05 5.08 5.09 5.10	$4.48 4.58 4.69 4.81 4.94 5.06 5.16 5.25 5.32 5.36 5.39 5.40	$4.50 4.61 4.74 4.89 5.06 5.22 5.39 5.53 5.64 5.72 5.77 5.80	$4.52 4.64 4.78 4.96 5.16 5.39 5.62 5.85 6.04 6.18 6.27 6.31	$4.53 4.66 4.82 5.01 5.25 5.53 5.85 6.17 6.47 6.71 6.88 6.97	$4.54 4.67 4.84 5.05 5.32 5.64 6.04 6.47 6.91 7.30 7.57 7.74	$4.55 4.68 4.86 5.08 5.36 5.72 6.18 6.71 7.30 7.85 8.27 8.54	$4.55 4.69 4.87 5.09 5.39 5.77 6.27 6.88 7.57 8.27 8.85 9.23	$4.55 4.69 4.87 5.10 5.40 5.80 6.31 6.97 7.74 8.54 9.23 9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5 6 7 8 9	$18.74 15.99 14.02 12.56 11.42	10 11 12 13 14	$10.51 9.77 9.16 8.64 8.20	15 16 17 18 19	$7.82 7.49 7.20 6.94 6.71	20 21 22 23 24	$6.51 6.33 6.17 6.02 5.88	25 26 27 28 29	$5.76 5.65 5.54 5.45 5.36	30	$5.28

NCDSC98UST5    Page 21    Printed in U.S.A.
P537R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 6% ASSUMED INVESTMENT RETURN
Amount of First Monthly Payment For Each $1,000 Applied

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request. The Second Option (Life Annuity with a Cash Refund) is not available with the 6% Assumed Investment Return.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

	Monthly Payments Guaranteed
Age	None	120	180	240
35	$5.24	$5.23	$5.23	$5.21
40 45 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 75 80	5.37 5.55 5.78 5.84 5.90 5.96 6.03 6.10 6.17 6.25 6.33 6.43 6.52 6.63 6.74 6.86 6.99 7.13 7.28 7.44 7.62 7.80 8.00 9.25 11.06	5.36 5.53 5.75 5.80 5.85 5.91 5.97 6.03 6.10 6.17 6.25 6.33 6.42 6.51 6.61 6.71 6.82 6.93 7.05 7.18 7.31 7.45 7.59 8.39 9.24	5.35 5.50 5.70 5.75 5.80 5.85 5.91 5.96 6.02 6.09 6.15 6.22 6.30 6.37 6.45 6.53 6.61 6.70 6.79 6.88 6.97 7.07 7.16 7.61 7.97	5.33 5.47 5.65 5.69 5.73 5.78 5.82 5.87 5.92 5.97 6.02 6.08 6.13 6.19 6.25 6.30 6.36 6.42 6.47 6.53 6.58 6.63 6.68 6.88 6.98

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

Age of	Age of Second Payee
First
Payee	35	40	45	50	55	60	65	70	75	80	85	90

35	$5.06	$5.09	$5.12	$5.14	$5.17	$5.19	$5.20	$5.21	$5.22	$5.23	$5.23	$5.24
40 45 50 55 60 65 70 75 80 85 90	5.09 5.12 5.14 5.17 5.19 5.20 5.21 5.22 5.23 5.23 5.24	5.13 5.17 5.21 5.25 5.28 5.31 5.33 5.34 5.35 5.36 5.37	5.17 5.23 5.29 5.35 5.40 5.44 5.47 5.50 5.52 5.53 5.54	5.21 5.29 5.37 5.45 5.53 5.60 5.65 5.69 5.72 5.75 5.76	5.25 5.35 5.45 5.57 5.68 5.78 5.87 5.94 6.00 6.04 6.06	5.28 5.40 5.53 5.68 5.84 6.00 6.14 6.26 6.35 6.42 6.46	5.31 5.44 5.60 5.78 6.00 6.22 6.45 6.65 6.81 6.93 7.01	5.33 5.47 5.65 5.87 6.14 6.45 6.78 7.10 7.38 7.60 7.76	5.34 5.50 5.69 5.94 6.26 6.65 7.10 7.58 8.05 8.44 8.74	5.35 5.52 5.72 6.00 6.35 6.81 7.38 8.05 8.75 9.42 9.97	5.36 5.53 5.75 6.04 6.42 6.93 7.60 8.44 9.42 10.45 11.40	5.37 5.54 5.76 6.06 6.46 7.01 7.76 8.74 9.97 11.40 12.85

NCDSC98UST6    Page 22    Printed in U.S.A.
P246R0.FRM
ANNUITY TABLES FOR
VARIABLE PAYMENTS,
BASED ON A 6% ASSUMED INVESTMENT RETURN
(Continued)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

Age of	Age of Second Payee
First
Payee	35	40	45	50	55	60	65	70	75	80	85	90

35	$5.06	$5.09	$5.12	$5.14	$5.17	$5.18	$5.20	$5.21	$5.22	$5.23	$5.23	$5.23
40 45 50 55 60 65 70 75 80 85 90	5.09 5.12 5.14 5.17 5.18 5.20 5.21 5.22 5.23 5.23 5.23	5.13 5.17 5.21 5.25 5.28 5.30 5.32 5.34 5.35 5.36 5.36	5.17 5.23 5.29 5.35 5.39 5.43 5.47 5.49 5.51 5.52 5.52	5.21 5.29 5.37 5.45 5.53 5.59 5.65 5.69 5.71 5.73 5.74	5.25 5.35 5.45 5.57 5.68 5.78 5.87 5.93 5.98 6.01 6.02	5.28 5.39 5.53 5.68 5.83 5.99 6.13 6.24 6.32 6.37 6.40	5.30 5.43 5.59 5.78 5.99 6.21 6.43 6.62 6.76 6.85 6.90	5.32 5.47 5.65 5.87 6.13 6.43 6.74 7.04 7.28 7.44 7.53	5.34 5.49 5.69 5.93 6.24 6.62 7.04 7.46 7.84 8.12 8.28	5.35 5.51 5.71 5.98 6.32 6.76 7.28 7.84 8.38 8.80 9.06	5.36 5.52 5.73 6.01 6.37 6.85 7.44 8.12 8.80 9.36 9.72	5.36 5.52 5.74 6.02 6.40 6.90 7.53 8.28 9.06 9.72 10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments	No. of Years	Amount of Monthly Payments
5 6 7 8 9	$19.17 16.42 14.46 13.00 11.87	10 11 12 13 14	$10.97 10.24 9.63 9.12 8.69	15 16 17 18 19	$8.31 7.99 7.71 7.46 7.24	20 21 22 23 24	$7.04 6.86 6.70 6.56 6.43	25 26 27 28 29	$6.32 6.21 6.11 6.02 5.94	30	$5.87

NCDSC98UST6    Page 23    Printed in U.S.A.
P538R0.FRM

INDIVIDUAL FLEXIBLE PREMIUM
VARIABLE ANNUITY CONTRACT

HARTFORD LIFE INSURANCE COMPANY
P.O. Box 2999
Hartford, Connecticut 06104-2999

Administrative Office:
Attn: Individual Annuity Services
P.O. Box 5085
Hartford, CT 06102-5085

HL-NCDSC98    Printed in U.S.A.
P543R0.FRM

DEATH BENEFIT    This rider is issued as part of the contract to which it is attached. Its effective date is
RIDER            the same as the Contract Issue Date of the contract to which it is attached. This rider cannot be terminated either by You or Us. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

The Net Investment Factor section of the Valuation Provisions is replaced by the following:

Net Investment Factor
The net investment factor for each of the Sub-Accounts is equal to:

a)	the Net Asset Value Per Share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any unpaid dividends or capital gains by that Fund); divided by

b)	the Net Asset Value Per Share of the corresponding Fund at the beginning of the Valuation Period; minus

c)	the mortality and expense risk charge, and any applicable administration charge, shown on Page 3 adjusted for the number of days in the Valuation Period; minus

d)	the Death Benefit Charge shown on Page 3, adjusted for the number of days in the Valuation Period.

The first paragraph of the Calculation of the Death Benefit section of the Distribution at Time of Death Provisions is deleted and replaced by the following:

Calculation of the Death Benefit
If the Contract Owner or Annuitant dies before the Annuity Commencement Date, the death benefit will be calculated as of the date We receive written notification of Due Proof of Death. The death benefit is calculated as the greatest of:

a)	the Contract Value; or

b)	100% of all premium payments made under the Contract, reduced by the gross amount of any partial surrenders since the Contract Issue Date; or

c)	the Maximum Anniversary Value; or

d)	the interest accumulation value, as described below.

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R898R1.FRM

DEATH BENEFIT	Interest Accumulation Value

RIDER	Prior to the decedent’s death or 81st birthday, the interest accumulation value is equal to
(Continued)        total premium payments, less proportional adjustments for partial surrenders, compounded daily at an annual interest rate of 5.0%. The proportional adjustment for partial surrenders is calculated by:

a)	dividing the gross amount of the partial surrender by the prior day’s Contract Value, and

b)	multiplying the result of (a) by the prior Valuation Day’s interest accumulation value.

On or after the decedent’s date of death or 81st birthday, the interest accumulation value will no longer compound. After that date, the interest accumulation value will be adjusted by adding any subsequent payments and subtracting proportional adjustments, for partial surrenders, as described above.

The interest accumulation value will be limited to 200% of all premium payments minus proportional adjustments for partial surrenders.

Death Benefit Allocation
If the calculated death benefit exceeds the Contract Value, the difference will be allocated to the Sub-Account(s) in accordance with the last Sub-Account allocation instructions received from the Contract Owner.

During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

Rider Charge
A charge for the death benefit rider appears on page 3.

Signed for Hartford Life Insurance Company

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R899R1.FRM

AMENDATORY     This rider is issued as part of the contract to which it is attached. Its effective date is
RIDER            the same as the date that You receive it. Two sections of the contract are amended as described below. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

The following language is added to the Annuitant, Contingent Annuitant, Contract Owner section of the Contract Control Provisions:

In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant providing that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

The following language is added to the Distribution Requirements section of the Distribution At Time of Death Benefit Provisions:

In the event of the death of a Contract Owner and there is no joint Contract Owner, and a Beneficiary is the Contract Owner’s spouse and the Annuitant (or Contingent Annuitant, if applicable) is alive, the contract will continue with the spouse as the Contract Owner, unless the spouse elects to be paid the Death Benefit. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of due proof of death of the Contract Owner. If the Contract Value is less than the calculated death benefit amount on the calculation date, the Contract Value will be increased to equal the calculated death benefit.

The Annuity Commencement Date section of the Settlement Provisions is deleted and replaced by the following:

Annuity Commencement Date
The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us within 30 days prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Day immediately following the later of:

a)	the Annuitant’s 90th birthday; or

b)	the end of the tenth Contract Year unless the Contract Owner elects a later Annuity
Commencement Date subject to laws and regulations then in effect and Company approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity
Commencement Date may be deferred to the Annuitant’s 100th birthday.

Signed for Hartford Life Insurance Company

HL-NCSER99    Printed in U.S.A.

AMENDATORY RIDER

The term “contract” as used in this rider applies to either a contract or a certificate. The term “Contract Owner” as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The Contract Issue Date and the effective date of this rider are the same. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

The Anniversary Value definition is amended and, where applicable, added under the Definition of Certain Terms:

Anniversary Value – We calculate an Anniversary Value for every Contract Anniversary. At the time of each Contract Anniversary, the Anniversary Value is equal to the Contract Value. Any time after each such Contract Anniversary, the Anniversary Value is restated to be equal to the Contract Value at the time of the Contract Anniversary, increased by the dollar amount of any premium payments made, including any Payment Enhancement(s) credited since this such anniversary, if applicable, and reduced by proportional adjustments for partial surrenders since this such anniversary. All subsequent premium payments and partial surrenders are applied to this calculation in Valuation Date order. If the Contract Anniversary falls on a non-Valuation Day (weekend or holiday), then the next Valuation Day will be the Contract Anniversary for that Contract Year.

As referred to above, upon a partial surrender, a “proportional adjustment for partial surrender” is calculated for the Anniversary Values of every Contract Anniversary that occurs prior to the partial surrender. For any such Anniversary Value, the “proportional adjustment for partial surrender” is calculated by:

a)
dividing the gross amount of the partial surrender by the greater of (i) or (ii) where (i) is the Contract Value immediately prior to the surrender and (ii) is the gross amount of the partial surrender, and

b)	multiplying the result of (a) by this such Anniversary Value prior to this partial surrender.

The Maximum Anniversary Value provision of the contract is amended to read as follows:

Maximum Anniversary Value
The highest attained Anniversary Value prior to the earlier of the date of death or the decedent’s 81st birthday.

The contract is amended by the addition of the following Limitations on the Death Benefit provision under the Calculation of the Death Benefit Provisions and where applicable, under the Distribution at time of Death Provision. The Limitations on the Death Benefit provision becomes operative only when the death of a specific person results in a Death Benefit under one or more deferred variable annuity contracts with Aggregate Premium Payments (defined below) that total $5,000,000 or more. Applicable contracts must meet both of the following:

a)	deferred variable annuity contracts issued by Hartford or its affiliates; and

b)	include this provision.

Limitations on the Death Benefit
This paragraph applies if the initial premium payment of the earliest purchased applicable contract is $5,000,000 or more. In the event that You purchase more than one contract on the same day, We will combine the premium payments of those contracts and treat them as one contract for purposes of this provision. Upon receipt of Due Proof of Death, the aggregate death benefit payable will be equal to the lesser of the sum of the Death Benefits calculated under the applicable contracts or the greater of the amounts determined in (A) or (B) below:

A.	the Aggregate Premium Payments, reduced by the gross amount of any partial surrenders on all applicable contracts; or

B.	the Aggregate Contract Value (defined below) plus $1,000,000.

If the initial premium payment of the earliest purchased applicable contract is less than $5,000,000, whenever subsequent premium payments are made to that contract or to any other applicable contracts, or premium payments to subsequently issued new contracts, such that Aggregate Premium Payments would then total
$5,000,000 or more, the aggregate death benefit payable upon receipt of Due Proof of Death will be equal to the lesser of the sum of Death Benefits calculated under the applicable contracts or the greater of the amounts determined in (C), (D) or (E) below:

C.	the Aggregate Premium Payments, reduced by the gross amount of any partial surrenders on all applicable contracts; or

D.	the Aggregate Contract Value plus $1,000,000; or

E.
the Aggregate Contract Value plus the sum of the Death Benefits calculated under the applicable contracts in excess of the Aggregate Contract Value at the time that the subsequent premium payment or newly issued contract(s) brought the Aggregate Premium Payments to $5,000,000 or more.

Limitations on the Death Benefit equally apply to the Spouse Beneficiary provision.

The term “Aggregate Premium Payments” as used above is the sum of the premium payments, including subsequent premium payments, of all applicable contracts. The term “Aggregate Contract Value” as used above is the sum of the Contract Values of all applicable contracts.

The contract is amended by the addition of the following sentence at the end of the first paragraph of the
Settlement of the Death Benefit provision under the Calculation of the Death Benefit Provisions:

The Beneficiary may elect any available settlement option offered under the contract, unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the Annuity Options under the contract or any other options then being offered by Us.

The contract is amended by the addition of the following Fixed Account Restrictions and Adjustments to the Minimum Fixed Account Interest Rate provisions, if applicable:

Fixed Account Restrictions
Anything in said contract to the contrary notwithstanding, the Company reserves the right until further notice to restrict any premium payments, subsequent premium payments, exchanges, or existing Sub-Account transfers instructed by the Contract Owner or authorized designees for allocation to the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the Minimum Fixed Account Interest Rate specified under the contract.

Adjustments to the Minimum Fixed Account Interest Rate

Anything in said contract to the contrary notwithstanding, the Company reserves the right to adjust and restate the Minimum Fixed Account Interest Rate in the event that applicable state insurance law modifies its statutory required minimum interest rate following the issuance of said contract.

Signed for Hartford Life Insurance Company

HL-PROPDB02

ENHANCED DEATH BENEFIT RIDER

The term “Contract” as used in this rider applies to either a contract or a certificate. The term “Contract Owner” as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the Contract to which it is attached. This rider cannot be terminated either by the Contract Owner or the Company. Except where this rider provides otherwise, it is subject to all of the terms and conditions of the Contract.

If both the Contract Owner(s) and Annuitant are age [80] or younger on the effective date of this rider, paragraph
a) of the “Death Benefit” provision and, where applicable, the “Optional Death Benefit” provision of the Contract to which this rider is attached, and as stated in any other rider attached to the Contract, is hereby deleted and restated as follows:

a)
the Contract Value as of the date of receipt of Due Proof of Death plus [40%] of the lesser of 1. or 2. below if both the Contract Owner(s) and Annuitant are age [69] or younger on the effective date of this rider, or [25%] of the lesser of 1. or 2. below if either the Contract Owner(s) or Annuitant is age [70] or older on the effective date of this rider.

1.	The greater of zero or the following amount:

A.	the Contract Value as of the date of receipt of Due Proof of Death; less

B.	the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider; plus

C.	the sum of Adjustments for all partial surrenders which occur after the effective date of this rider.

2.	[200%] of A. less B. below as follows:

A.	the Contract Value on the effective date of this rider, plus premium payments received after the effective date of this rider excluding payments received within 12 months of the date of death, less

B.	the sum of Adjustments for all partial surrenders which occur after the effective date of this rider.

The Adjustment for each partial surrender which occurs after the effective date of this rider is equal to the greater of zero or the following amount:

1.	the gross amount of the partial surrender; plus

2.	the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider and prior to the partial surrender, less

3.	the Contract Value on the Valuation Day immediately preceding the date of partial surrender; less

4.	the sum of Adjustments for all prior partial surrenders which have occurred after the effective date of this rider.

or

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U539R0.FRM

The “Spouse Beneficiary” provision of the Contract is hereby amended by the addition of the following:

The date of receipt of Due Proof of Death will be considered the rider effective date for the Contract that is continued with the spouse as the Contract Owner.

RIDER CHARGE
The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

a)	the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by

b)	the net asset value per share of the corresponding fund at the beginning of the valuation period; minus

c)	the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus
d)the charge for this rider, adjusted for the number of days in the valuation period. The charge for this rider per annum of the daily value of the Sub-Accounts is [0.30%].

Signed for Hartford Life Insurance Company

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U540R0.FRM

[THE HARTFORD’S PRINCIPAL FIRST BENEFIT RIDER]

The term “Contract” as used in this rider applies to either a contract or a certificate. The term “Contract Owner” as used in this rider applies to a contract owner, certificate owner or certificate participant, as the case may be.

This rider is issued as part of the contract to which it is attached. The effective date is when this rider is issued and made part of the contract. This rider cannot be terminated either by You or Us prior to the Annuity Commencement Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

When elected on the Contract Issue Date, this rider provides a guaranteed benefit that gives You the right to make periodic surrenders that total an amount equal to Your premium payments. This guarantee will remain in effect if periodic surrenders do not exceed an amount equal to 7% of premium payments each Contract Year. If the Contract Owner chooses to surrender an amount more than 7% in a Contract Year, then the guarantee may be reduced to an amount less than premium payments in accordance with the provisions of this rider.

When this rider is elected after the Contract Issue Date, the guaranteed benefit will be based on the amount of the Contract Value on the effective date of the rider plus premium payments made subsequent to the effective date of this rider. Accordingly, for purposes of this rider, the Contract Value plus premium payments made subsequent to the effective date of this rider will be treated in the same manner as premium payments when this rider is effective on the Contract Issue Date.

There is an additional charge for this guaranteed benefit.

If your Contract Value increases, You have the right to “step-up” the guaranteed benefit to the current Contract Value at certain intervals. We may modify the charge for this rider if You elect to step-up.

At any point in time, the total guaranteed amount available for future periodic surrenders is called the Benefit Amount (BA). The surrender amount that the Contract Owner has the right to make each Contract Year until the BA is depleted is called the Benefit Payment (BP). However, at any time You may fully surrender Your contract and You will receive the surrender value as defined in Your contract.

For purposes of determining the guaranteed benefit under this rider, We reserve the right to treat one or more deferred variable annuity contracts issued by Us to You with this rider attached in the same calendar year as one contract.

Benefit Amount (BA)
Your BA is determined at the following times and is subject to a maximum BA of $5,000,000:

At Rider Effective Date
If this rider is effective on the Contract Issue Date, then the BA equals the premium payments. If this rider is effective after the Contract Issue Date, then the BA equals 100% of the Contract Value on the rider effective date.

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When a subsequent premium payment is made
Upon each subsequent premium payment, the BA is recalculated to equal the sum of the BA immediately prior to receipt of the subsequent premium payment, plus 100% of the subsequent premium payment. The Company reserves the right to restrict subsequent premium payments.

When a partial surrender is made
Whenever a partial surrender is made, the BA will be equal to the amount determined in either (A) or (B) as follows:

A.
If the total partial surrenders since the later of (1) the most recent Contract Anniversary, or (2) the Valuation Day that the BP was last established (excluding establishments for subsequent premium payments), are equal to or less than the BP, the BA becomes the BA immediately prior to the partial surrender, less the amount of partial surrender.

B.	If the total partial surrenders as determined in (A) above exceed the BP, the BA will have an automatic reset to the greater of zero or the lesser of (i) or (ii) as follows:

(i)	the Contract Value immediately following the partial surrender; or

(ii)	the BA immediately prior to the partial surrender, less the amount of partial surrender.

For purposes of this rider, the term “partial surrender” means the gross amount of Your surrender and will include any applicable Contingent Deferred Sales Charges. If Your BP on Your most recent Contract Anniversary exceeds Your Annual Withdrawal Amount, if applicable, We will waive any applicable Contingent Deferred Sales Charge for surrenders up to that BP amount.

Benefit Payment (BP)
Your BP is established at the following times and is on a noncumulative basis:

At Rider Effective Date 7% of the BA.

When a subsequent premium payment is made
Upon each subsequent premium payment, the BP is recalculated to equal the sum of 7% of the subsequent premium payment plus the BP immediately prior to the subsequent premium payment.

When a partial surrender is made that causes an automatic reset of the BA (as determined in (B) above) The new BP will be the lesser of (C), (D), or (E) as follows:

C.	the BP immediately prior to the partial surrender; or

D.	the greater of 7% of the reset BA or 7% of the Contract Value immediately following the partial surrender; or

E.	the reset BA.

When a partial surrender is made that reduces the BA to an amount less than the BP
Whenever a partial surrender is made that reduces the BA to an amount less than the BP, the BP is reduced to equal the BA.

If a partial surrender is less than or equal to the BP but results in the Contract Value remaining after such surrender to be less than Our minimum amount rules then in effect, We will not terminate the contract under our minimum amount rules. However, if the Contract Value remaining after any surrender is less than Our minimum amount rules then in effect and the BA has been fully paid out, We may terminate the contract and pay the Surrender Value.

Elective Step-up of the BA and BP
At the times determined below, the Contract Owner may elect to Step-up the BA and, if applicable, the BP as follows:

BA Step-up
Beginning with the 5th anniversary date of the effective date of this rider, the Contract Owner has the option to increase the BA to an amount equal to 100% of the current Contract Value (herein referred to as Step-up). Once a Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of the latest Step-up date.

If the surviving spouse becomes the Contract Owner under the contract’s Spouse Beneficiary provision, the next Step-up may be elected at anytime thereafter. This is allowed regardless if it occurs before the 5th anniversary date of the effective date of this rider or if the latest Step-up occurred within the last five years. Once this Step-up has been elected, another Step-up may not be elected until on or after the 5th anniversary of this Step-up.
In the future, We may allow You to Step-up Your BA only on a Contract Anniversary. BP Step-up
The BP Step-up is equal to the greater of (F) or (G) as follows:

F.	the BP immediately prior to the Step-up; or

G.	7% of the Contract Value on the Step-up date.

Ownership Change
If the ownership of the contract changes after one year from the effective date of this rider, other than the spouse becoming the Contract Owner, the BA and BP will be reset as follows:

a)	the BA will equal the lesser of the BA immediately prior to the ownership change or the current Contract Value; and

b)	the BP will equal 7% of the new BA.

Contract Value Reduces to Zero
If You either surrender all of Your Contract Value or Your Contract Value is reduced to zero on a particular Valuation Date, and on such Valuation Day the BA remains greater than zero, the following will occur:

H.
The BA will be paid to You under the Principal First Annuity Option described below. You may elect the frequency of Your payments from those offered by Us at such time but will be no less frequently than annually.

I.	The total amount paid to You under the Principal First Annuity Option will equal the BA.

J.	Your Annuity Commencement Date will be attained and We will no longer accept subsequent premium payments.

Principal First Annuity Option
In addition to the Annuity options available under the contract, the following annuity option may be elected by You under this rider:

Fixed Payout – Under this option, You are entitled to receive payments in a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the BA by the BP. The total annual amount payable under this option will equal the BP but will not exceed the current BA. This annualized amount will be paid over the determined number of years in the frequency that You elect. The frequencies will be among those offered by Us at that time but will be no less frequently than annually. The amount payable in the final year of payments may be less than the prior year’s annual amount payable so that the total amount of the payouts will be equal to the BA. If, at the death of the Annuitant, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary.

This option may not be available if the contract is issued to qualify under Section 401, 403, 408, or 457 of the Internal Revenue Code of 1986, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

This annuity option may be elected as a settlement option by the Beneficiary of a contract. Whenever multiple Beneficiaries are designated under the contract, each such Beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated Beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the Distribution Requirements section of the contract.

Rider Charge
The charge for this rider is added to the net investment factor. The net investment factor for each Sub-Account is:

K.	the net asset value per share of the corresponding fund at the end of the valuation period (plus the per share amount of any unpaid dividends or capital gains by that fund); divided by

L.	the net asset value per share of the corresponding fund at the beginning of the valuation period; minus

M.	the mortality and expense risk charge and any applicable administration charge, adjusted for the number of days in the valuation period; minus

N.	the charge for this rider, adjusted for the number of days in the valuation period.

The charge for this rider per annum of the daily value of the Sub-Accounts will never exceed a guaranteed maximum charge of 0.75%. The rider charge may change if You elect to Step-up the BA. However, as a result of a Step-up, the rider charge will never exceed that charge being assessed under newly issued riders offering this same benefit as of the date of the Step-up. If the BA is never Stepped-up by the Contract Owner, the charge established on the effective date of this rider will never change. The rider charge will be discontinued once an Annuity option available under the contract becomes effective.

Signed for Hartford Life Insurance Company